SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2003

EPICOR SOFTWARE CORPORATION

(Exact name of Registrant as specified in charter)

Delaware	0-20740	33-0277592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

195 Technology Drive, Irvine, California	92618
(Address of principal executive offices)	(Zip code)

(949) 585-4000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed, since last report)

Item 2.	ACQUISTION OR DISPOSITION OF ASSETS

On July 8, 2003, Epicor Software Corporation (the “Company”) entered into a definitive agreement (the “Merger Agreement”) providing for the merger (the “Merger”) of Winter Acquisition Corporation, a Minnesota corporation and wholly owned subsidiary of the Company (the “Merger Sub”) with and into ROI Systems, Inc. (“ROI”), a Minnesota corporation. The Merger was effected on July 8, 2003 (the “Effective Time”) and ROI survived the Merger as a wholly owned subsidiary of the Company. Pursuant to the terms of the Merger Agreement, at the Effective Time, each share of ROI common stock was converted into the right to receive cash in the amount of $183.62 per share, representing aggregate consideration of $20.75 million for the Merger. The purchase price was paid by Epicor out of working capital and reflects a negotiated price between the parties.

The assets of ROI were used, prior to the Effective Time, to develop, market, implement and support open systems, client/server based Enterprise Resource Planning software for mid-market discrete manufacturing companies with annual revenues between $50 and $500 million. The Company plans to continue to develop and support ROI’s existing product line and to also leverage ROI’s existing market position and customer base to create new sales opportunities which complement the Company’s existing market position in the discrete make-to-order manufacturing, distribution, hospitality and services-oriented industries.

A copy of the Merger Agreement is attached as Exhibit 2.1 hereto and incorporated herein by reference.

A copy of Epicor’s press release dated as of July 9, 2003, announcing completion of the Merger is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

The following financial statements and exhibits are filed as part of this report, where indicated.

(a) Financial statements.

The financial statements required pursuant to this Item 7(a) will be filed within 60 days of the date of this filing.

(b) Pro form financial information .

The pro forma financial information is unavailable as of the date of this filing. Such information will be filed within 60 days of the date of this filing.

(c) Exhibits in accordance with Item 601 of Regulation S-K:

2.1	Agreement and Plan of Reorganization dated as of July 8, 2003, by and between Epicor Software Corporation, Winter Acquisition Corporation, ROI Systems, Inc., George M. Carnahan, Christopher U. Holm, Paul C. Merlo and William T. Pisarra.

99.1	Press release dated as of July 9, 2003, announcing completion of the acquisition by Epicor Software Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION

Date: July 23, 2003	By:	/s/ JOHN D. IRELAND
John D. Ireland Vice President/General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization dated as of July 8, 2003, by and between Epicor Software Corporation, Winter Acquisition Corporation, ROI Systems, Inc., George M. Carnahan, Christopher U. Holm, Paul C. Merlo and William T. Pisarra.

99.1	Press release dated as of July 9, 2003, announcing completion of the acquisition by Epicor Software Corporation.